EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. §1350, that:

(1)	The accompanying Annual Report on Form 10-K for the period ended June 30, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of Urologix, Inc.

Date: September 13, 2006

/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer
(principal executive officer and principal financial officer)